Exhibit 10.39


                              MATRIX BANCORP, INC.
                           CHANGE OF CONTROL AGREEMENT


         This Change of Control Agreement (the "Agreement") is made and entered into effective as of the 28th day of October, 2003 by and between MATRIX BANCORP, INC. (the "Company"), a Colorado corporation with its principal offices in Denver, Colorado, and David W. Kloos (the "Executive").

                              W I T N E S S E T H:

         WHEREAS, the Company wishes to provide certain protections upon a Change of Control (as defined in Section 1.4) to the Executive under the terms and conditions provided in this Agreement; and

         WHEREAS, the Executive and the Company (collectively referred to as "both parties") understand and agree to the terms and provisions of this Agreement and desire and intend to be bound by such terms and provisions.

         NOW, THEREFORE, both parties mutually covenant and agree as follows:

                             ARTICLE 1. DEFINITIONS

1.1. "Average Annual Compensation" shall mean the average annual compensation reported in Box 1 on Internal Revenue Service Form W-2 (or its equivalent) for the two preceding calendar years, but excluding amounts realized from the transfer or exercise of non-qualified stock options and amounts realized from any disqualifying dispositions of incentive stock options.

1.2      "Board" shall mean the Board of Directors of the Company.

1.3. "Cause" when used herein concerning the termination of Executive's employment by the Company, shall mean:

                  (a) conviction of, or a plea of nolo contendere by, Executive to a felony or to fraud, embezzlement or misappropriation of funds;

                  (b) the commission of a fraudulent act or omission, breach of trust or fiduciary duty, or insider abuse with regard to the Company or the Company's subsidiary bank Matrix Capital Bank ("Bank"), that has had a material adverse effect on the Bank or the Company;

                  (c) substantial and direct responsibility for the insolvency of, the appointment of a conservator or receiver for, or the troubled condition, as defined by applicable regulations of the appropriate federal banking agency, of the Company, the

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                  Bank, or any insured depository  institution subsidiary of the
                  Company;

                  (d) material violation by Executive of any applicable federal banking law or regulation that has had a material adverse effect on the Bank or the Company;

                  (e) violation or conspiracy to violate section 215, 656, 657, 1005, 1006, 1007, 1014, 1032, or 1344 of title 18 of the
                  United States Code, or section 1341 or 1343 of such title affecting a federally insured financial institution as defined in title 18 of the United States Code;

                  (f) the willful failure by Executive to adhere to the Company's written policies, which causes a material monetary injury or other material harm to the Company (but only after receiving written notice thereof and being given a reasonable period, not less than thirty (30) days, to cure said performance by taking such reasonable corrective action as shall be reasonably within his power at the time of reference);

                  (g) the willful failure by Executive to substantially perform material stated duties of his position with the Company (but only after receiving written notice thereof and being given a reasonable period, not less than thirty (30) days, to cure said performance by taking such reasonable corrective action as shall be reasonably within his power at the time of reference);

                  (h)  the  removal  or   suspension   of  Executive   from  the
                  performance of his duties by any bank regulatory authority;

                  (i) appointment of a conservator or receiver for the Company's subsidiary bank, Matrix Capital Bank (the "Bank") by applicable bank regulatory authorities as a result of fraud committed by the Executive; or

                  (j) the declaration by federal bank regulators that the Bank is in a "troubled condition" as a result of fraud committed by the Executive, and while the Bank is in such a "troubled condition" as a result of fraud committed by Executive, the Bank or the Company engages in a Change in Control transaction;

         provided, however, as a condition precedent to the termination of Executive's employment under subparagraph (b) - (d) of this Section, there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Executive and an opportunity for Executive to be heard before the Board), finding

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         that, in the good faith opinion of the Board,  Executive committed such conduct as set forth in the referenced subparagraphs above.

1.4. "Change of Control" shall mean:

                  (a) a change in the ownership of the capital stock of the Company where a corporation, person, or group acting in concert (a "Person"), as described in Section 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), holds or acquires, directly or indirectly, beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of a number of shares of capital stock of the Company which constitutes fifty percent (50%) or more of the combined voting power of the Company's then outstanding capital stock then entitled to vote generally in the election of directors;

                  (b) the persons who were members of the Board of Directors of the Company immediately prior to a tender offer, exchange offer, contested election, or any combination of the foregoing, cease to constitute a majority of the Board of Directors of the Company;

                  (c) the adoption by the Board of Directors of the Company of a merger, consolidation, or reorganization plan involving the Company in which the Company is not the surviving entity, or a sale of all or substantially all of the assets of the Company. For purposes of this Agreement, a sale of all or substantially all of the assets of the Company shall be deemed to occur if any Person acquires (or during the 12-month period ending on the date of the most recent acquisition by such Person, has acquired) gross assets of the Company that have an aggregate fair market value equal to fifty percent (50%) of the fair market value of all of the gross assets of the Company immediately prior to such acquisition or acquisitions. The sale of the Bank shall be deemed to be a sale of substantially all the assets of the Company;

                  (d) a tender offer or exchange offer is made by any Person which is successfully completed and which results in such Person beneficially owning (within the meaning of Rule 13d-3 promulgated under the Exchange Act) either fifty percent (50%) or more of the Company's outstanding shares of capital stock or shares of capital stock having fifty percent (50%) or more of the combined voting power of the Company's then outstanding capital stock (other than an offer made by the Company), and sufficient shares are acquired under the offer to cause such person to own fifty percent (50%) or more of the voting power;

                  (e) the  existence  of a  Distribution  Date,  as  defined  in
                  Section 3(a) of the Rights Agreement dated as of November 4, 2002, between Matrix Bancorp, Inc. and Computershare Trust Company ("Rights Agreement"), and/or any other transaction or

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                  series of related  transactions  occurring which have or would have substantially the same effect as a transaction that would cause a Distribution Date pursuant to Section 3(a) of the Rights Agreement as in effect on the effective date of this Agreement, regardless of whether any provision of the Rights Agreement is subsequently waived or amended to prevent the issuance of Right Certificates (as defined in Section 3 of the Rights Agreement) or whether the Right Certificates are redeemed in connection with the transaction or series; or

                  (f) any other transactions or series of related transactions occurring which have substantially the same effect as the transactions specified in any of the preceding clauses of this
                  Section 1.04;

         provided, however, that a shareholder may make any of the following transfers and such transfer shall be deemed not to be a Change of Control unless such transfer causes a Distribution Date as described in
         Section 1.04(e) above:

                  (i) to any trust described section 1361(c)(2) of the Internal Revenue Code of 1986, as amended, ("Code") that is created solely for the benefit of any shareholder or any spouse of or any lineal descendant of any shareholder;

                  (ii) to any individual by bona fide gift;

                  (iii) to any spouse or former spouse pursuant to the terms of a decree of divorce;

                  (iv) to any officer or employee of the Company pursuant to any incentive stock option plan established by the shareholders; or

                  (v) to any family member.

                      ARTICLE 2. CHANGE OF CONTROL BENEFITS

2.1. Immediately prior to the effective time of a Change of Control, the Company shall pay Executive, in cash, a lump sum payment equal to two hundred percent (200%) of his Average Annual Compensation, less withholding required to be paid or withheld in accordance with federal, state, or local law or regulation.

2.2. If Executive, prior to a Change of Control, voluntarily resigns or voluntarily severs his employment with the Company for any reason, including death or permanent disability, or is discharged or terminated by the Company for Cause, then the Executive will not be entitled to any benefits under this Agreement.

2.3 Notwithstanding any provision of this Agreement to the contrary, amounts payable under this Agreement shall be made without regard to

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         whether such payment would cause the aggregate of all compensation paid to Executive by the Company to be a parachute payment under Section 280G of the Code.

                           ARTICLE 3. CONFIDENTIALITY

         The Executive and the Company agree that the terms of this Agreement as well as the discussions preliminary to, or relating to, this Agreement will be kept strictly confidential, except as disclosure is required by law or deemed appropriate by the Company's securities counsel.

                   ARTICLE 4. COMPLETE AND VOLUNTARY AGREEMENT

4.1. The promises of the Company contained in this Agreement are the whole consideration for this Agreement.

4.2. Executive intends to be legally bound by this Agreement and has signed and delivered it voluntarily, without coercion, and with knowledge as to the nature and consequences thereof.

4.3. The Company intends to be legally bound by this Agreement and has signed and delivered it voluntarily, without coercion, and with knowledge as to the nature and consequences thereof.

4.4. It is understood and agreed that this Agreement contains the entire agreement between the parties and supersedes any and all prior agreements, arrangements, or undertakings between the parties relating to the subject matter. No oral understandings, statements, promises or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed orally and any changes or amendments to this Agreement must be signed by all parties affected by the changes or amendment.

                       ARTICLE 5. TERMINATION OF AGREEMENT

         This Agreement will terminate upon the earlier of the following: (i) the occurrence of a Change of Control and the payment of the special termination benefit described in Section 2.1, or (ii) the Executive's voluntary resignation or voluntary severance of employment with the Company for any reason, including death or permanent disability, or discharge or termination by the Company for Cause.

                               ARTICLE 6. GENERAL

6.1. Severability. The Executive and the Company agree that each provision of this Agreement shall be enforceable independent of every other provision and in the event any provision of this Agreement is determined to be unenforceable for any reason, the remaining provisions will remain effective, binding, and enforceable.

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6.2.     Successors And Assigns of Company.  The Executive and the Company agree that this Agreement shall be fully assignable by the Company to any successor-in-interest resulting from a transaction described in Section 1.4(c), without the consent of the Executive, and this Agreement shall be fully enforceable by any successor or assignee.

6.3. Not Assignable by the Executive. The Executive and the Company agree that this Agreement is personal to the Executive and shall not be assignable, in whole or in part, by the Executive for any reason. The Company covenants and agrees that, in the event of the Executive's death after a Change of Control, the Company will continue to make all payments required by this Agreement to the Executive's estate. In the event of the Executive's death, this Agreement shall be enforceable by the Executive's estate, executors, or legal representatives only to the extent provided in this Agreement.

6.4. Choice of Law. The Executive and the Company agree that the law of the State of Colorado will govern the validity and interpretation of this Agreement.

6.5.     Article and Section Headings.  The titles or headings of the respective
         Article  or  Sections  in  this  Agreement  are  inserted   merely  for
         convenience and shall be given no legal effect.


         IN WITNESS WHEREOF, the Company and the Executive have executed this Agreement this ________day of _______________, 2003.

                                            EXECUTIVE:


                                            ___________________________________
                                            David W. Kloos

                                            THE COMPANY:

                                            MATRIX BANCORP, INC.


                                            By:________________________________
                                            Name: _____________________________
                                            Title: ____________________________






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